EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                 We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Conexant Systems, Inc. (“Conexant”), of our report dated January 29, 2004, relating to the consolidated financial statements of GlobespanVirata, Inc., which appears in Conexant’s Current Report on Form 8-K dated March 12, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 24, 2004